This preliminary prospectus supplement and the accompanying base prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-210293

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2018

PROSPECTUS SUPPLEMENT
 (To Prospectus dated March 31, 2016)

NEMAURA MEDICAL, INC.
                   Shares Common Stock and
Warrants to Purchase _______ Shares of Common Stock

We are offering, pursuant to this prospectus supplement and the accompanying base prospectus, up to an aggregate of                shares of our common stock, par value $0.001 per share, at a purchase price of $______per share, together with warrants to purchase up to an aggregate of _______ shares of common stock. Each warrant entitles the investor to purchase one share of our common stock for every share of common stock purchased by such investor in the offering.

The warrants will have an exercise price of $_____ per share and will be exercisable on or after the date of issuance and will terminate on the five-year anniversary of the date of issuance.

The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

Our common stock is traded on the NASDAQ Capital Market under the symbol "NMRD."  On December    , 2018, the last reported sale of our common stock was $          per share. There is no established public trading market for the warrants and we are not listing the warrants on an exchange or any trading market and do not expect a trading market to develop.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page S-16 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc., is acting as placement agent on this transaction. The placement agent is not purchasing or selling any other securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of other securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$
__________________________________
(1)
We have agreed to pay the placement agent a commission equal to eight percent (8%) of the gross proceeds sold in the offering.  In addition, we have agreed to pay the placement agent expenses of up to $75,000 and to issue the placement agent a unit purchase option to purchase up to five (5%) percent of the common stock and warrants sold in this offering.  See section entitled “Plan of Distribution.”

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $        . We expect delivery of the common stock and warrants being sold in this offering to be made to the investors on or about December      , 2018, against payment of immediately available funds.

Dawson James Securities, Inc.
            , 2018

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-2
PROSPECTUS SUPPLEMENT SUMMARY	S-3
THE OFFERING	S-15
RISK FACTORS	S-16
USE OF PROCEEDS	S-18
CAPITALIZATION	S-19
DILUTION	S-20
MANAGEMENT	S-21
DESCRIPTION OF COMMON STOCK	S-22
PLAN OF DISTRIBUTION	S-23
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	S-26
WHERE YOU CAN FIND MORE INFORMATION	S-27
LEGAL MATTERS	S-27
EXPERTS	S-27

PROSPECTUS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
DESCRIPTIONS OF THE SECURITIES WE MAY OFFER	8
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	20
EXPERTS	20
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	20
WHERE YOU CAN FIND MORE INFORMATION	20
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	21

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, "Nemaura," the "Company," "we," "us," "our" and similar terms refer to Nemaura Medical, Inc., a Nevada corporation and its consolidated subsidiaries. References to our "common stock" refer to the common stock of Nemaura Medical, Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management's own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents." We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding our development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	any statements of the plans, strategies and objectives of management for future operations;

•	any statements concerning proposed new products, services or developments;

•	any statements regarding future economic conditions or performance;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding; and

•	our intended use of the net proceeds from the offerings of shares of common stock under this prospectus supplement.

The words "believe," "anticipate," "design," "estimate," "plan," "predict," "seek," "expect," "intend," "may," "could," "should," "potential," "likely," "projects," "continue," "will," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading "Risk Factors" contained or incorporated in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus. Except as required by law, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained in or incorporated by reference into this prospectus and does not contain all the information that may be important to purchasers of our securities.  Before making an investment decision, you should carefully read the entire prospectus supplement, including the "Risk Factors" section, the accompanying base prospectus and the documents and other information incorporated by reference into the prospectus.

About Nemaura
Overview

We are a medical technology company developing sugarBEAT® as a non-invasive, affordable and flexible glucose trending device for use by persons with diabetes and pre-diabetics. sugarBEAT® consists of a daily disposable adhesive skin-patch connected to a rechargeable transmitter, with an app displaying glucose readings at five minute intervals for periods up to 24 hours. sugarBEAT® can additionally be used by insulin using persons with diabetes as an adjunctive glucose monitoring device when calibrated by a finger stick reading. sugarBEAT® works by extracting glucose from the skin into a chamber in the patch that is in direct contact with an electrode based sensor. The transmitter sends the raw data to a mobile app where it is processed by a proprietary algorithm. We have applied for a priority CE Mark review for CE approval for sugarBEAT®, and anticipate commercial launch in the United Kingdom by the end of 2018. We have also commenced a 525 patient day study (the first of several planned studies) for FDA approval to market sugarBEAT® in the U.S.

We previously developed a wristwatch-based version of sugarBEAT for which we obtained CE approval in February 2016. Since then we have further developed sugarBEAT, improving the sensor technology and miniaturizing the electronics and incorporating Bluetooth connectivity. We completed a European clinical trial programme for sugarBEAT where we evaluated 525 patient days across 75 Type 1 and Type 2 diabetic patients.  This was completed in December 2017. We are currently awaiting CE approval to allow sugarBEAT to be sold in the European Union as a medical device. CE approval is disclosed by the use of the CE Mark, a manufacturers' declaration that the product meets the requirements of the applicable European laws.

We believe there are additional applications for the sugarBEAT device and the underlying BEAT technology platform, which may include:
●  web-server accessible by physicians and diabetes professionals to track the condition remotely, thereby reducing healthcare costs and managing the condition more effectively;
●  complete virtual doctor that monitors a person's vital signs and transmits results via the web; and
●  other patches using the BEAT technology platform to measure alternative analytes, including lactate, uric acid, lithium and drugs.  This would be a step-change in the monitoring of conditions, particularly in the hospital setting.  Lactate monitoring is currently used to determine the relative fitness of professional athletes.

The manufacture and sale of CE certified medical devices are controlled and governed by guidelines stipulated in the International Organisation for Standardisation (ISO), more specifically ISO13485; sugarBEAT will be manufactured and marketed according to ISO13485 quality standards.

Product Development

Our management has extensive experience in regulatory and clinical development of diagnostic medical devices. We intend to take advantage of this experience in the field of diagnostic medical devices in an attempt to increase the probability of product approval. The overall regulatory process for diagnostic medical devices for diabetes is currently similar to those governing other diagnostic devices. We believe that the non-invasive nature of sugarBEAT means the device can be tested and evaluated for its clinical output, in this case the accuracy and safety with which it can trend blood glucose levels, which is in the order of several hours and days to see the endpoint. In addition, because the results are instantaneous, and the device is worn for 24 hours at any given time, the clinical trials do not initially require long-term follow-up for primary endpoints, which ordinarily would otherwise take significant periods of time to evaluate.  As we continue to raise funds for marketing the device in some European Union territories, we also intend to seek to collaborate with future licensees and marketing partners to achieve our product development and meet our projected milestones.

The table below provides our current estimate of our timeline:

Product Development Timelines

Milestone	Target Start Date	Target Completion Date
Completion of clinical studies in Type 1 and Type 2 diabetic subjects to define final device claims and for submission for CE Mark approval with final device claims.		Completed
Scale up of commercial sensor/patch manufacturing
(Scale up means we have started looking at larger scales - sufficient for product launch in the UK. It refers to the manufacturing process for sensors.)
	January 2017	Initial Phase Completed
Scale up of device (transmitter) manufacturing	January 2017	Ongoing
CE Mark for body worn transmitter device	April 2018	December 2018
Commercial launch in the UK, followed by major territories in Europe	Q4 2018	Staggered launch post CE approval
Clinical trial to support U.S. DeNovo Application	May 2018	Completed November 2018

Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted diagnostic medical devices that improve disease monitoring, management and overall patient care. Specifically, we intend to focus on the monitoring of molecules that can be drawn out through the skin non-invasively using our technology platform. In addition to glucose, such molecules may include lactic acid monitoring and the monitoring of prescription drugs and blood biomarkers that may help in the diagnosis, prevention or management of diseases such as diabetes.  We plan to take the following steps to implement our broad business strategy.  Our key commercial strategies post-approval will first be implemented in Europe and then in parts of the Middle East and Asia, and then the U.S., as follows:

•
Commercialize sugarBEAT in the United Kingdom and Republic of Ireland with Dallas Burston Pharma (Jersey) Limited, with whom we have an exclusive marketing rights agreement for these two countries. We have also signed a full commercial agreement with Dallas Burston Ethitronix (Europe) Limited in May 2018 for all other European territories as part of an equal joint venture agreement. The joint venture intends to seek sub-license rights opportunities to one or more leading companies in the diabetes monitoring space, to leverage their network, infrastructure and resources.

Dallas Burston (Jersey) Limited was founded by Dr. Dallas Burston, MBBS, an entrepreneur who has founded and sold several companies specializing in marketing pharmaceuticals. For example, in 1999, he sold 49% of Ashbourne Pharmaceuticals to HSBC Private Equity for £32 million and Bartholomew-Rhodes to Galen Ltd. for £19.8 million. More recently, in 2015, he sold DB Ashbourne Limited, a provider of off-patent branded pharmaceuticals for the UK market, to Ethypharm. At the time of the sale, DB Ashbourne Limited was estimated to have revenue of approximately £90 million.

•
Establish licensing or joint venture agreements with other parties to market sugarBEAT in other geographies. We are in detailed discussions and negotiations with several other parties worldwide for licensing or joint venture agreements for the sale of the sugarBEAT device.

•
Conduct a clinical trial in the U.S. to support a PMA for sugarBEAT.  We will conduct further clinical trials to support a PMA for FDA approval to market sugarBEAT in the U.S, timings for which are yet to be confirmed.

•
Expand the indications for which the sugarBEAT device may be used. We believe that the sugarBEAT device may offer significant benefits as compared to those found in the non-acute setting for the monitoring of other diseases. This includes monitoring of lactic acid for performance athletics, and the monitoring of drugs. We intend to complete initial proof of concept in laboratory settings followed by a clinical program for such applications.

•
Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for the diagnosis of diabetes and other diseases. In addition, we intend to license our product and acquire products and technologies that are consistent with our research and development and business focus and strategies. This may include drug delivery products for the improved management of diabetes, for example improved insulin injector systems, and/or combination drug products for diabetes related drugs.

 Recent Clinical Results and Developments

Our clinical testing is conducted by contract clinical research organizations in various centres around the world to cover a wide demographic – including Asia and Europe – and is managed by our in-house management team.

We had 2 pre-submission meetings with the FDA in 2016, whereby the regulatory approval route was at the time defined by the FDA as being PMA and a clinical roadmap clarified. As a result, a detailed clinical plan was developed and approved internally and a clinical site in Europe was selected and audited and approved for commencement of clinical studies using the body worn transmitter device version of the sugarBEAT. The first of the studies at this site is now complete.

In August 2017, we commenced a European three-stage 75 patient clinical study, consisting of 80% Type 1 and 20% Type 2 diabetics. The study was designed as a single centre open-label, single arm, within-subject comparison of sugarBEAT, with blood samples drawn from a venous catheter at corresponding time points, with glucose concentration measured using a laboratory blood glucose analyser, ARCHITECT C8000. The European clinical trial programme consisted of a total of 525 patient days, with each patient continuously wearing sugarBEAT for 14 hours on seven consecutive days in a combination of home and clinic settings. Three of the seven days (non-consecutive days) were in-clinic where venous blood samples were taken at 15 minute intervals over a continuous 12 hour period.  The study was completed in December 2017.   A further clinical programme according to the same trial design as the first study, and consisting of 75 patients (this time split approximately equally between Type 1 and Type 2 diabetics) was completed at the same study site as part of the planned U.S. FDA submission. The interim data from these trials was announced on July 31, 2018, September 12, 2018 and September 25, 2018, as part of press releases and published on our website under 'publications'.

In preparation for our anticipated commercial launch of sugarBEAT in the UK during the fourth quarter of 2017, we initiated scale-up manufacturing of the various sugarBEAT components alongside facilities for final assembly and packaging. As part of this process, we expanded our manufacturing and assembly capabilities by occupying additional space within our existing headquarters site at Loughborough Science Park in the UK.

Market Opportunity for the Company's Products

According to the International Diabetes Federation Atlas (the "IDF"), there are approximately 382 million people in the world who had diabetes as of December 2013.  The IDF is predicting that by 2035 this will rise to 592 million people.  The number of people with Type 2 diabetes is increasing in every country and currently eighty percent (80%) of people with diabetes live in low- and middle-income countries.  The greatest number of people with diabetes is between 40 and 59 years of age.

Statistics published by the IDF report that diabetes is a huge and growing problem, and the costs to society are high and escalating. In addition, Europe has the highest prevalence of children with Type 1 diabetes.

Statistical Data for Diabetes in Europe

	2013	2035
Adult population (20-79 years, millions)	659	669
Diabetes (20 – 79 years)
Regional prevalence (%)	8.5	10.3
Comparative prevalence (%)	6.8	7.1
Number of people with diabetes (millions)	56.3	68.9
Impaired Glucose Tolerance (20 – 79 years)
Regional prevalence (%)	9.2	11.0
Comparative prevalence (%)	8.1	8.9
Number of people with IGT (millions)	60.6	73.7
Type 1 diabetes (0 – 14 years)
Number of children with Type 1 diabetes (thousands)	129.4	-
Number of newly diagnosed cases per year (thousands)	20.0	-

Each year approximately 600,000 people die from diabetes in Europe.

Deaths From Diabetes

618,600
total deaths
due to
diabetes
329,500 women
289,100 men
28.2%
under the age of 60
20-29 years
40-49 years
60-69 years
30-39 years
50-59 years
70-79 years

Europe has the highest incidence of children with Type 1 diabetes according to data supplied from IDF.org. The top five countries for the number of people afflicted with diabetes in Europe are listed in the table below.

Top 5 Countries In Europe For People Afflicted With Diabetes 20-79 Years (2013)

Countries/Territories	Millions
Russian Federation	10.9
Germany	7.6
Turkey	7
Spain	3.8
Italy	3.6

Type 1 diabetes, once known as juvenile diabetes or insulin-dependent diabetes, is a chronic condition in which the pancreas produces little or no insulin, a hormone needed to allow sugar (glucose) to enter cells to produce energy. The far more common Type 2 diabetes occurs when the body becomes resistant to the effects of insulin or doesn't make enough insulin.

Various factors may contribute to Type 1 diabetes including genetics and exposure to certain viruses. Although Type 1 diabetes typically appears during childhood or adolescence, it also can develop in adults.

Despite active research, Type 1 diabetes has no cure, although it can be managed. With proper treatment, people who have Type 1 diabetes can expect to live longer, healthier lives than they did in the past.  Type 1 diabetes includes autoimmune Type 1 diabetes (Type 1a) which is characterized by having positive autoantibodies, as well as idiopathic Type 1 diabetes (Type 1b) where autoantibodies are negative and c-peptide is low.  Patients with Type 1 diabetes (insulin dependent) require long term treatment with exogenous insulin and these patients perform self-monitoring of blood glucose (SMBG) to calculate the appropriate dose of insulin. SMBG is done by using blood samples obtained by finger sticks but frequent SMBG does not detect all the significant deviations in blood glucose, specifically in patients who have rapidly fluctuating glucose levels.

Type 2 diabetes, once known as adult-onset or noninsulin-dependent diabetes, is a chronic condition that affects the way your body metabolizes sugar (glucose), your body's main source of fuel. With Type 2 diabetes, your body either resists the effects of insulin, a hormone that regulates the movement of sugar into your cells, or doesn't produce enough insulin to maintain a normal glucose level. Untreated, Type 2 diabetes can be life-threatening.

More common in adults, Type 2 diabetes increasingly affects children as childhood obesity increases. There's no cure for Type 2 diabetes, but it can be managed by eating well, exercising and maintaining a healthy weight. If diet and exercise don't control the blood sugar, diabetes medications or insulin therapy may be required.

Each year, millions of patients undergo diabetes testing in the European Union and in the U.S. The main reason for this testing is to detect and evaluate diabetes in patients with symptoms of diabetes. These studies provide clinical benefit in the initial evaluation of patients with suspected but unproven diabetes, and in those patients in whom a diagnosis of diabetes has been established and information on prognosis or risk is required.

We believe that our market opportunity is a direct function of the number of persons tested, diagnosed and treated for either Type 1 or Type 2 diabetes. The IDF indicates that the total world market opportunity for a continuous glucose monitoring device is in the billions of dollars and is projected to grow annually through the year 2035.

We do not believe it is possible to estimate the number of diabetes patients that undergo finger pricks or other types of invasive glucose monitoring. However, we are unaware of any product currently on the market that may allow for non-invasive continuous glucose monitoring.  We believe the sugarBEAT device may be readily adopted by the medical community for the assessment of a patient continuously.

We believe our non-invasive sugarBEAT device possesses many significant advantages and may represent an ideal device for the detection of discordances in an individual's blood sugar levels. If approved for commercialization, we believe the sugarBEAT device may represent a best in class non-invasive continuous glucose monitoring device to reach those afflicted with diabetes. While we cannot estimate the market share that our sugarBEAT device may capture, we believe that the sugarBEAT device will capture a significant share of the non-invasive continuous glucose monitoring market, in-particular the market that has been established by the Abbott Freestyle Libre device for glucose trending, as well as be adopted by non-insulin dependent diabetics who have not historically used continuous glucose monitoring devices due to their invasiveness.

Competitive Landscape

Information relating to our competitors is listed in the table below.

	FreeStyle Libre™(1)	Platinum G6®(2)	Platinum G5®(3)	Eversense™(4)	SugarBEAT®
Manufacturer	Abbott	Dexcom	Dexcom	Senseonics	Nemaura Medical
Technology	Inserted Sensor	Inserted Sensor	Inserted Sensor	Implanted Sensor	Non-invasive Sensor
Reliability (Overall MARD)	11.4%	9.8%	9.0%	11.4%	<14%*
Reliability (Clarke Error Grid A+B zone)	99%	Not available	97.0%	99.1%	>95.0%
Patients Studied	72	324	97	44	>75
Patient Days Studies	14	10	9	90	1 to 4
Warm-up Time	1 hour	2 hours	2 hours	NA	30-60 min
Daily Calibration	None	None	2x	2x	1x
Glucose Display Frequency	On manual activation of sensor	Every 5 min	Every 5 min	Every 5 min	Every 5 min
Patch/Senor Life	14 days	10 days	7 days	90 days	1 day
Regulatory Approvals	EU	US	Worldwide	EU	EU **
Basis for reimbursement	Finger stick	Not available	CGM	CGM	Finger stick
Daily Avg. Reimbursement Cost	$2.50 (Germany)	Not available	$9 (US)	Not available	$2.50***
Daily Retail Cost UK (exc. VAT)	£3.50 (Patch) £50 (Reader)	Not available	£7.30 (Patch) £475 (Hardware)	Not available	£2*** (Daily Patch) £30*** (Transmitter)
Sources: (1) Diabetes Technology & Therapeutics, Timothy Bailey, MD, et al., Nov. 2015; (2) Dexcom’s press release, Mar. 2018; Dexcom G6 user’s guide (3) Dexcom’s press release, Aug. 2015; Dexcom G5 user’s guide; (4) SenseonicsHoldings’ 8-K, Dec. 2015. * based on summary data released in January 2018; ** CE Mark obtained on watch format, with CE Mark for patch format applied for and expected before the end of calendar year 2018. *** Estimated

Intellectual Property. We believe that clear and extensive intellectual property relating to our technologies is central to long-term success and we intend to invest accordingly. This applies to both domestic and international patent coverage, and trade secrets, and trademarks.

The SugarBEAT technology is protected by our portfolio of intellectual property comprised of issued and pending patents and trade secrets covering a range of claims, including the methods and apparatus for measuring glucose extracted from human skin in a non-invasive manner, the formula for the cumulative measurement of an analyte, and the formulation and process for preparation of the enzyme solution used in the sensor. Collectively the patents cover the broad technology platform, which is anticipated to lead to multiple types of product applications, and some very specific patents and know-how that relate to specific indications, such as in glucose monitoring.

On May 8, 2014, NDM Technologies Limited, a related company, assigned the UK patent application 1208950.4 and International (PCT) patent application PCT/GB2013/051322 entitled "Cumulative Measurement of an Analyte" to DDL for a nominal consideration.

Two patents were filed in November 2018, following the outcome of the clinical studies. These patents relate to the wearable sensor construction and methods of application, and are expected to strengthen the intellectual property position for the platform technology. A further patent has been drafted and expected to be filed in January 2019, covering aspects of a predictive algorithm the company have developed based on the recent clinical data.

Additionally we retain substantial trade secrets relating to the sensor formulation, which have taken over five years to develop, and will prove very difficult to reverse engineer as it consists of formulation components in addition to processing methods in unique combinations that are unique to the final functional sensor. Patents will not be filed on this aspect of the technology to avoid any public dissemination of the know-how. These patents and know-how cover aspects of the technology platform. Furthermore the trademark BEAT and sugarBEAT has been registered in all major territories globally. Accordingly, all intellectual property essential to the sugarBEAT product is owned by us, and not subject to royalty payments. We intend to take the lead in the preservation and/or prosecution of these patents and patent applications going forward as required. We intend to file additional patents as the development progresses, where deemed to be of value to protecting the technology platform and future modifications and improvements. Where patents cannot be secured, the intellectual property will be limited to know-how and trade secrets, and these will be diligently guarded.

Trade Secrets, Trademarks, and Patents Filed, Granted and Pending
IP: Patent (Core Claim), Know-how, Trademark	Expiration Date	Jurisdictions in which Granted/ Issued	Jurisdictions in which Pending	Ongoing Royalty or Milestone Payments
Patent: Cumulative Measurement of an Analyte*.	May 20, 2032	Australia, France, Germany, Italy, Poland, Spain, Netherlands, UK	Brazil, Canada, China, India, Japan, Qatar, United Arab Emirates, U.S.	None
Patent: Patches for Reverse Iontophoresis**	July 1, 2029	Australia, Germany, France, UK, Italy, Netherlands, Switzerland, China, Hong Kong, Japan.	None	None
Patent: wearable sensor construct	November 2038	First filed in UK	UK, to be followed by PCT	None
Patent: wearable sensor construct and methods of application	November 2038	First filed in UK	UK, to be followed by PCT	None
Know-how: Sensor Formulation	N/A	Trade Secret	N/A	N/A
Patent: Predictive Algorithms	To be filed	N/A	N/A	N/A
Trademark: BEAT	Renewal due in 2026	UK, China, EU, India, Japan, Canada	N/A	N/A
Trademark: sugarBEAT	Renewal due in 2025	UK, Australia, Switzerland, China, Egypt, EU, Israel, India, Iran, Japan, North Korea, Morocco, Mexico, Norway, New Zealand, Russia, Singapore, Tunisia, Turkey, USA	Canada	N/A

* This patent provides a formula for calculating the amount of glucose extracted over a defined period of time by deducting the difference between two readings to allow rapid sensing without needing to deplete the analyte being measured.
** This patent provides a reverse iontophoresis patch with means for releasing a conductive medium onto the skin during use and means for transporting analyte to a separate location for analysis.

Regulatory Matters

Government Regulation

Our business is subject to extensive federal, state, local and foreign laws and regulations, including those relating to the protection of the environment, health and safety. Some of the pertinent laws have not been definitively interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of subjective interpretations. In addition, these laws and their interpretations are subject to change, or new laws may be enacted.

Both federal and state governmental agencies continue to subject the healthcare industry to intense regulatory scrutiny, including heightened civil and criminal enforcement efforts. We believe that we have structured our business operations to comply with all applicable legal requirements. However, it is possible that governmental entities or other third parties could interpret these laws differently and assert otherwise. We discuss below the statutes and regulations that are most relevant to our business.

United Kingdom and Wales and the European Union regulations

Government authorities in the United Kingdom and Wales and the European Union as well as other foreign countries extensively regulate, among other things, the research, development, testing, manufacture, labelling, promotion, advertising, distribution, sampling, marketing and import and export of medical devices, including patches and other pharmaceutical products. Our body worn transmitter devices in the United Kingdom and Wales will be subject to strict regulation and require regulatory approval prior to commercial distribution. The process of obtaining governmental approvals and complying with ongoing regulatory requirements requires the expenditure of substantial time and financial resources. In addition, statutes, rules, regulations and policies may change and new legislation or regulations may be issued that could delay such approvals. If we fail to comply with applicable regulatory requirements at any time during the product development process, approval process, or after approval, we may become subject to administrative or judicial sanctions. These sanctions could include the authority's refusal to approve pending applications, withdrawals of approvals, clinical holds, warning letters, product recalls, product seizures, total or partial suspension of our operations, injunctions, fines, civil penalties or criminal prosecution. Any agency enforcement action could have a material adverse effect on us.

The European Commission on Public Health (the "ECPH") provides the regulation for the development and commercialization of new medical diagnostic devices.  Any medical device placed on the European market must comply with the relevant legislation, notably with Directive 93/42/EEC, with the active implantable devices Directive 90/385/EEC or with the in vitro devices Directive 98/79/EC. We must first determine whether the device we intend to manufacture or import falls under any of these directives.  All medical devices must fulfil the essential requirements set out in the above-mentioned directives.  Where available, relevant standards may be used to demonstrate compliance with the essential requirements defined in the devices Directives.

Manufacturers also need to determine the appropriate conformity assessment route. For devices falling under Directive 93/42/EEC, other than custom-made devices and devices intended for clinical investigation, the conformity assessment route depends on the class of the device, to be determined in accordance with certain rules set forth in the directives.  Once the applicable class or list has been determined, manufacturers need to follow the appropriate conformity assessment procedure. Subject to the type of the device, this may require manufacturers to have their quality systems and technical documentation reviewed by a Notified Body before they can place their products on the market.  A Notified Body is a third party body that can carry out a conformity assessment recognized by the European Union. The Notified Body will need to assure itself that relevant requirements have been met before issuing relevant certification. Manufacturers can then place the CE marking on their products to demonstrate compliance with the requirements.

The CE approval is the process of achieving a mandatory conformity marking for the sugarBEAT device to allow it to be legally sold in the European Union. It is a manufacturers' declaration that the product meets the requirements of the applicable European laws. The process for the sugarBEAT device CE submission and approval will involve the following:

1.  The device is classified depending on certain categories described by the European Directive with Class I products being low risk (e.g. band aid plasters), through Class III devices being the highest risk. The classes are Class I, IIa, IIb and III. Risk is based upon the potential harm to the patient should a problem arise with a product or its use. The sugarBEAT device is classified as a IIa device.

2.  A 'technical file' containing all of the information required to demonstrate that the product meets the essential requirements of the European directive will be prepared.  This includes information relating to performance and safety of the device such as product specifications, labelling, instructions for use, risk analysis and specific test information/clinical evidence relating to the product that support the claims being made for the product.

3.  Clinical evidence included in the technical file will demonstrate that the device is safe and meets defined performance requirements. This clinical evidence can be in the form of literature data where substantial published data exists that utilizes the same technique for glucose extraction and measurement (albeit in a different device format), or data from actual clinical studies performed using the sugarBEAT device. A first CE mark was achieved based on clinical data generated using Mark I of the device, a wrist-watch format, in February 2016. An update to this CE mark was submitted for a new miniaturized wearable transmitter device in early 2018, and the review process is nearing completion as of December 2018; the bulk of which was conducted on-site at Nemaura's Laboratories, and successfully concluded, and the off-site review is currently pending closure. The clinical data generated demonstrated that the sugarBEAT device can trend blood glucose levels in a human subject by taking measurements up to 12 times per hour and is able to supplement normal finger prick measurements.

4.  The technical file will be assessed by an independent inspector (the Notified Body), regulated by the competent authority, (Medicines and Healthcare products Regulatory Agency, MHRA in the United Kingdom). The Notified Body (an organization in the European Union that has been accredited by a member state to determine whether a medical device complies with the European medical device directives), will then notify The European Commission on Public Health (the "ECPH") of the approval and a certificate will be issued to the company by the notified body and we will then be able to apply the CE mark to the device, and legally offer the product for sale in the European Economic Area (EEA).

5. The review of the technical file typically takes a matter of days although current lead times for CE review can be up to 12 months depending upon the notified body, and approval is usually attained within 3-6 months of submission and review.

6.  Generating the information required to complete the technical file takes the most time and this information is collated throughout the product development cycle. Delays arise where the company has not consulted its Notified Body prior to technical file review and elements may require further detail before the Notified Body can confirm that the device meets the essential requirements. This could delay an approval process by several weeks or in more drastic cases by several months depending on the time taken to provide any additional information requested by the Notified Body. Nemaura has been in regular communication with the Notified Body throughout the development of the sugarBEAT device, and continues to do so for the forthcoming CE approval.

U.S. Food and Drug Administration regulation of medical devices.

The FDCA and FDA regulations establish a comprehensive system for the regulation of medical devices intended for human use. sugarBeat is a medical device that is subject to these, as well as other federal, state, local and foreign, laws and regulations. The FDA is responsible for enforcing the laws and regulations governing medical devices in the United States.

The FDA classifies medical devices into one of three classes (Class I, Class II, or Class III) depending on their level of risk and the types of controls that are necessary to ensure device safety and effectiveness. The class assignment is a factor in determining the type of premarketing submission or application, if any, that will be required before marketing in the United States. sugarBeat falls under Class III.

●
Class I devices present a low risk and are not life-sustaining or life-supporting. The majority of Class I devices are subject only to "general controls" (e.g., prohibition against adulteration and misbranding, registration and listing, good manufacturing practices, labeling, and adverse event reporting. General controls are baseline requirements that apply to all classes of medical devices.)

●
Class II devices present a moderate risk and are devices for which general controls alone are not sufficient to provide a reasonable assurance of safety and effectiveness. Devices in Class II are subject to both general controls and "special controls" (e.g., special labeling, compliance with performance standards, and post market surveillance. Unless exempted, Class II devices typically require FDA clearance before marketing, through the premarket notification (510(k)) process.)

●
Class III devices present the highest risk. These devices generally are life-sustaining, life-supporting, or for a use that is of substantial importance in preventing impairment of human health, or present a potential unreasonable risk of illness or injury. Class III devices are devices for which general controls, by themselves, are insufficient and for which there is insufficient information to determine that application of special controls would provide a reasonable assurance of safety and effectiveness. Class III devices are subject to general controls and typically require FDA approval of a premarket approval ("PMA") application before marketing.

Unless it is exempt from premarket review requirements, a medical device must receive marketing authorization from the FDA prior to being commercially marketed, distributed or sold in the United States. The most common pathways for obtaining marketing authorization are 510(k) clearance, De Novo and PMA.

De Novo Pathway

New devices where the device type has not previously been classified i.e. does not fall into an existing regulation and have a product code, are automatically defined as Class III under the current regulatory structure.  This is regardless of the level of risk posed or the ability of general and/or special controls to assure the safety and performance of the device.  Therefore, new Class II, or even Class I, level risk devices would automatically become Class III under this structure.

There are two routes into the De Novo review process:

1)
Following the NSE (Not Substantially Equivalent) determination of a 510(k)-application due to lack of identifiable predicate, new intended use or different technological characteristics that raise different questions of safety and effectiveness, or

2)	A direct submission of a De Novo application where the manufacturer believes their device is appropriate for Class I or II definition and determines there is no legally marketed predicate device.

Therefore, the De Novo pathway is intended for new devices, where the risk-profile of the device and the general and/or special controls implemented during design are able to provide assurance of safety and effectiveness such that the device can be classified as Class I or Class II.

Continuous glucose monitor (CGM) devices have a been around as cleared/approved devices since 1999 with the Medtronic Continuous Glucose Monitoring System and the majority of device have been under the PMA structure since the introduction.

However, recent devices such as the Dexcom G6 (DEN 170088) have been cleared through the De Novo route as risks to health and probable benefits are now much better understood and able to be controlled through the use of general and special controls.  For example, the identified risks of a CGM system can now be stated and the mitigation measures can be controlled through the use of general and special controls such as design verification covering accuracy, secure data transmission, interfering substances, usability engineering and labelling and the benefits of using a CGM system for the intended use are understood and can be clearly stated.

The Dexcom G6 De Novo details the identified risks to health and the related mitigations, which all fall into the general and special controls identified by the FDA, and states that it is believed by FDA that these controls provide reasonable reassurance of the safety and effectiveness of the device and therefore it can be classified as a Class II device.

As there is no adequate product code and predicate, the device would automatically fall into either the PMA or De Novo route. The recent De Novo and subsequent 510(k) by Dexcom provide evidence that current FDA thinking on invasive CGM devices for non-adjunctive use are suitable for classification as Class II.  The sugarBEAT® device by its nature, as a non-invasive technology, and it's intended use, as adjunctive, would mean that its risk profile is similar to the Dexcom G6, the risks to health are understood and appropriate general and special controls have been applied through the ISO 13485:2016 (GMP) design controls to provide evidence of assurance of safety and effectiveness.

Therefore, the most appropriate route for submission of the sugarBEAT® with FDA has been determined to be through the De Novo route.

Premarket approval pathway

The PMA approval process requires an independent demonstration of the safety and effectiveness of a device. PMA is the most stringent type of device marketing application required by the FDA. PMA approval is based on a determination by the FDA that the PMA contains sufficient valid scientific evidence to ensure that the device is safe and effective for its intended use(s). A PMA application generally includes extensive information about the device including the results of clinical testing conducted on the device and a detailed description of the manufacturing process.

After a PMA application is accepted for review, the FDA begins an in-depth review of the submitted information. FDA regulations provide 180 days to review the PMA and make a determination; however, in reality, the review time is normally longer (e.g., 1-3 years). During this review period, the FDA may request additional information or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the data supporting the application and provide recommendations to the FDA as to whether the data provide a reasonable assurance that the device is safe and effective for its intended use. In addition, the FDA generally will conduct a preapproval inspection of the manufacturing facility to ensure compliance with QSR, which imposes comprehensive development, testing, control, documentation and other quality assurance requirements for the design and manufacturing of a medical device.

Based on its review, the FDA may (i) issue an order approving the PMA, (ii) issue a letter stating the PMA is "approvable" (e.g., minor additional information is needed), (iii) issue a letter stating the PMA is "not approvable," or (iv) issue an order denying PMA. A company may not market a device subject to PMA review until the FDA issues an order approving the PMA. As part of a PMA approval, the FDA may impose post-approval conditions intended to ensure the continued safety and effectiveness of the device including, among other things, restrictions on labeling, promotion, sale and distribution, and requiring the collection of additional clinical data. Failure to comply with the conditions of approval can result in materially adverse enforcement action, including withdrawal of the approval.

Most modifications to a PMA approved device, including changes to the design, labeling, or manufacturing process, require prior approval before being implemented. Prior approval is obtained through submission of a PMA supplement. The type of information required to support a PMA supplement and the FDA's time for review of a PMA supplement vary depending on the nature of the modification.

Clinical trials

Submission of an application to the FDA for a Medical Device under the De Novo route, does not require the clinical studies to be conducted in the USA itself. Human factors and non-clinical user studies however would general be conducted in the territory where the device is intended to be registered.   Clinical trials of medical devices in the United States are governed by the FDA's Investigational Device Exemption ("IDE") regulation. This regulation places significant responsibility on the sponsor of the clinical study including, but not limited to, choosing qualified investigators, monitoring the trial, submitting required reports, maintaining required records, and assuring investigators obtain informed consent, comply with the study protocol, control the disposition of the investigational device, submit required reports, etc.

Clinical trials of significant risk devices (e.g., implants, devices used in supporting or sustaining human life, devices of substantial importance in diagnosing, curing, mitigating or treating disease or otherwise preventing impairment of human health) require FDA and Institutional Review Board ("IRB") approval prior to starting the trial. FDA approval is obtained through submission of an IDE application. Clinical trials of non-significant risk ("NSR"), devices (i.e., devices that do not meet the regulatory definition of a significant risk device) only require IRB approval before starting. The clinical trial sponsor is responsible for making the initial determination of whether a clinical study is significant risk or NSR; however, a reviewing IRB and/or FDA may review this decision and disagree with the determination.

An IDE application must be supported by appropriate data, such as performance data, animal and laboratory testing results, showing that it is safe to evaluate the device in humans and that the clinical study protocol is scientifically sound. There is no assurance that submission of an IDE will result in the ability to commence clinical trials. Additionally, after a trial begins, the FDA may place it on hold or terminate it if, among other reasons, it concludes that the clinical subjects are exposed to an unacceptable health risk.

As noted above, the FDA may require a company to collect clinical data on a device in the post-market setting.

The collection of such data may be required as a condition of PMA approval. The FDA also has the authority to order, via a letter, a post-market surveillance study for certain devices at any time after they have been cleared or approved.

Pervasive and continuing FDA regulation

After a device is placed on the market, regardless of its classification or premarket pathway, numerous additional FDA requirements generally apply. These include, but are not limited to:

●	Establishment registration and device listing requirements;

●
Quality System Regulation ("QSR"), which governs the methods used in, and the facilities and controls used for, the design, manufacture, packaging, labeling, storage, installation, and servicing of finished devices;

●
Labeling requirements, which mandate the inclusion of certain content in device labels and labeling, and generally require the label and package of medical devices to include a unique device identifier ("UDI"), and which also prohibit the promotion of products for uncleared or unapproved, i.e., "off-label," uses;

●
Medical Device Reporting ("MDR") regulation, which requires that manufacturers and importers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur; and

●
Reports of Corrections and Removals regulation, which requires that manufacturers and importers report to the FDA recalls (i.e., corrections or removals) if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health; manufacturers and importers must keep records of recalls that they determine to be not reportable.

The FDA enforces these requirements by inspection and market surveillance. Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include, but is not limited to, the following sanctions:

●	Untitled letters or warning letters;

●	Fines, injunctions and civil penalties;

●	Recall or seizure of our products;

●	Operating restrictions, partial suspension or total shutdown of production;

●	Refusing our request for 510(k) clearance or premarket approval of new products;

●	Withdrawing 510(k) clearance or premarket approvals that are already granted; and

●	Criminal prosecution.

We are subject to unannounced device inspections by the FDA, as well as other regulatory agencies overseeing the implementation of and compliance with applicable state public health regulations. These inspections may include our suppliers' facilities.

Corporate Information

We were incorporated on December 24, 2013 under the laws of the State of Nevada as part of the reorganization and re-domiciling of our business.  We currently own one hundred percent (100%) of Region Green Limited, a British Virgin Islands corporation formed on December 12, 2013.  Region Green Limited currently owns one hundred percent (100%) of the stock in Dermal Diagnostic (Holdings) Limited, an England and Wales corporation formed on December 11, 2013.  Dermal Diagnostics (Holdings) Limited currently owns one hundred percent (100%) of the stock in Dermal Diagnostics Limited, an England and Wales corporation formed on January 20, 2009 ("DDL"), and one hundred percent (100%) of the stock in Trial Clinic Limited, an England and Wales corporation formed on January 12, 2011 ("TCL").

The reorganization that resulted in our incorporation in December 2013 was accomplished, in part, to preserve the tax advantages under the laws of England and Wales for the then-existing shareholders of DDL and TCL.  DDL is a diagnostic medical device company headquartered in Loughborough, Leicestershire, England. DDL was founded on January 20, 2009 to engage in the discovery, development and commercialization of diagnostic medical devices. Since 2009, the Company's focus has been the development of a novel continuous glucose monitoring (CGM) device and related technology.

Our principal executive offices are located at The Advanced Technology Centre, Oakwood Drive, Loughborough, Leicestershire, LE113QF, UK. Our website is located at www.nemauramedical.com and our telephone number is +44 1509 222912 . Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of the prospectus or part of this prospectus supplement.

THE OFFERING

Common Stock offered by us	shares of our common stock shares of common stock, par value $0.001 per share, at a purchase price of $ for each share of common stock and the related warrants described below.

Warrants
Warrants, exercisable for five years from the date of issuance, to purchase up to an aggregate of _______shares of common stock, for an exercise price of $_____ per share. Each warrant entitles the investor to purchase one share of our common stock for every share of common stock purchased by such investor in the offering.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise, if any, of the warrants.

Total common stock outstanding after the offering
                   shares, based on               shares of our common stock outstanding as of December         , 2018, excluding any shares of our common stock issuable upon exercise of outstanding warrants, preferred stock, options or other rights to purchase shares of our common stock, including the warrants to be issued in this offering.1)

Use of proceeds
We estimate that the net proceeds from this offering, after deducting placement agent fees and before offering expenses payable by us, will be approximately $         million. We intend to use the net proceeds from this offering for general corporate purposes, which include, but are not limited to a, U.S. FDA clinical trial, product launch in Europe and the development of a second generation of sugarBeat, as well as for general corporate and working capital purposes. See "Use of Proceeds" on page S-18.

Risk factors
An investment in our shares of common stock and warrants is highly speculative and involves a number of risks. You should carefully consider the information contained in the "Risk Factors" section beginning on page S-16 of this prospectus supplement, and elsewhere in this prospectus supplement and the base prospectus, and the information we incorporate by reference, before making your investment decision.

Warrant Agent	Island Stock Transfer, LLC

NASDAQ Capital Market symbol
Our common stock is listed on the NASDAQ Capital Market under the symbol "NMRD." There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list any such warrants on any securities exchange.

__________________________________
(1)
 The number of shares of common stock to be outstanding after this offering is based on                 shares of common stock outstanding on December      , 2018.The number of shares of common stock excludes:
• 10,000,000 shares of common stock issuable pursuant to the exercise of warrants with a weighted-average exercise price of $0.50 per share; and
•                 shares of common stock issuable upon exercise of the warrants issued in connection with this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended March 31, 2018, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution in the book value of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. See "Dilution" for a more detailed discussion of the dilution you may incur in connection with this offering.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not generally restricted from issuing additional common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional common stock or preferred stock or securities convertible into, exchangeable for, or that represent the right to receive, common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock. After this offering, we will have outstanding                shares of common stock based on         shares of common stock outstanding on December    , 2018. The market price of our common stock could decline as a result of this offering, sales of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of future offerings. Thus, our stockholders bear the risk of future offerings reducing the market price of our common stock and diluting their shareholdings in us.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

We may not be able to maintain compliance with NASDAQ's continued listing requirements.

Our common stock is listed on the Nasdaq Capital Market.  There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the Nasdaq Capital Market.  If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and NASDAQ determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the NASDAQ Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

There is no public market for the warrants.

There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the warrants.

The warrants may be dilutive to holders of our common stock.

The ownership interest of the existing holders of our common stock will be diluted to the extent the warrants are exercised. The shares of our common stock underlying the warrants represented approximately         % of our common stock outstanding as of December   , 2018 (assuming that the total shares of common stock outstanding includes the __________ shares of common stock offered pursuant to this prospectus supplement and the                    shares of common stock issuable upon exercise of the warrants).

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus supplement.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of common shares and warrants offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We are selling the securities offered in this prospectus on a “best efforts” basis and may not be able to sell any of the securities offered herein.

We have engaged Dawson James Securities to act as a placement agent in connection with this offering. While Dawson James will use its reasonable best efforts to arrange for the sale of the securities, it is under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

USE OF PROCEEDS

Assuming we complete the maximum offering, we estimate that the net proceeds we will receive from this offering will be approximately $      million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds for general corporate purposes, which include, but are not limited to, a U.S. FDA clinical trial, product launch in Europe and the development of a second generation of sugarBeat.

We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2018:

•	On an actual basis; and

•
on an as adjusted basis to give effect to the receipt of the estimated net proceeds of $      million from the sale of the common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us as described under "Use of Proceeds".

You should read the data set forth in the table below in conjunction with (a) our financial statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" from our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, and (b) our condensed consolidated financial statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of September 30, 2018
(In thousands, except share and per share amounts)	Actual(1)	As Adjusted(1)
Cash, cash equivalents and short-term investments	$	$
Stockholders' equity:
Convertible preferred stock, $0.001 par value, 200,000 shares authorized and 137,324 issued and outstanding, actual and as adjusted	$	$
Common stock, $0.001 par value, 420,000,000 shares authorized and _______ shares issued and outstanding, actual, shares issued and outstanding as adjusted
Additional paid-in capital
Accumulated deficit
Accumulated other comprehensive loss

Total stockholders' equity

Total capitalization	$	$

(1)  The number of our shares of common stock outstanding is based on                shares of common stock outstanding as of September 30, 2018, and excludes, as of September 30, 2018, the following:

• 10,000,000 shares of common stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $0.50; and
•               shares of common stock issuable upon exercise of the warrants issued in connection with this offering.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of September 30, 2018, was approximately $____________ or approximately $_________ per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of shares of our common stock in the aggregate amount of $            at an offering price of $            per share, and  after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of September 30, 2018 would have been approximately $            or approximately $            per share. This represents an immediate increase in net tangible book value of approximately $            per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $            per share to purchasers of our common stock in this offering, as illustrated by the following table:

Offering price per share		$
Net tangible book value per share as of September 30, 2018	$
Increase per share attributable to this offering		$
As-adjusted net tangible book value per share as of September 30, 2018, after giving effect to this offering		$
Dilution per share to new investors participating in this offering		$

The table above is based on                   shares of common stock outstanding as of September 30, 2018, and excludes, as of September 30, 2018, the following:

•	10,000,000 shares of common stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $0.50; and
•	shares of common stock issuable upon exercise of the warrants issued in connection with this offering.

To the extent that after September 30, 2018, any outstanding warrants were or are exercised, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

MANAGEMENT

 The following persons are our executive officers and directors, and hold the positions set forth opposite their respective names.

Directors and Executive Officers

Name	Position	Date of Appointment
Dewan Fazlul Hoque Chowdhury.	Chief Executive Officer, President and Director	December 24, 2013
Bashir Timol	Chief Business Officer and Director	December 24, 2013
Iain Anderson	Chief Financial Officer	December 12, 2016
Thomas Moore (1)	Independent Director	August 3, 2017
Dr. Salim Natha (1)	Independent Director	July 26, 2017
Timothy Johnson (1)	Independent Director	July 17, 2017
(1) Member of the Audit, Compensation and Nominating and Corporate Governance Committees

 Dewan Fazlul Hoque Chowdhury.  Dr. Chowdhury has been our President, Chief Executive Officer and a member of our board of directors since Nemaura Medical Inc. was organized on December 24, 2013.  He has been president, chief executive officer and a director of Dermal Diagnostics Limited since its  incorporation on January 20, 2009.  He is in charge of research and development of our core technologies, product development, innovation and commercialization. He also coordinates and oversees legal compliance; development of the company mission; policy and planning.  Prior to establishing the Company, Dr. Chowdhury was the founder and CEO of Microneedle Technologies and Nemaura Pharma Limited where he played a pivotal role in the development, manufacture and launch of a microneedle device used in skin clinics, which is also currently being evaluated for skin cancer drug delivery. Dr. Chowdhury has been responsible for negotiating licensing deals for a transdermal patch to treat Alzheimer's disease. Additionally he was involved in negotiations for out-licensing patches to treat Parkinson's and Hypertension, and in-licensing complementary technologies. Dr. Chowdhury originally trained as a pharmaceutical scientist, and has an MSc in Microsystems and Nanotechnology from Cranfield University, and a Doctorate from the University of Oxford on nano-drug delivery. His experience in the Pharmaceutical Industry includes product development; manufacturing; and technical and corporate management.

Bashir Timol. Mr. Timol has been a Director since Nemaura Medical Inc. was organized on December 24, 2013 and was hired as Chief Business Officer in April 2018.  He has been a director of Dermal Diagnostics Limited since October 30, 2013. At Nemaura, Mr. Timol is responsible for financial planning, business and market development and corporate strategies.  Mr. Timol has co-founded, managed and funded several biotech and life science companies. Mr. Timol has also co-founded and is a major shareholder in several corporate advisory, commercial property development and retail franchise operations.  Prior to joining Nemaura Mr. Timol has been employed as a director at SABT 1 Ltd. since March of 2009 and One-E Group since January of 2007.  Mr. Timol holds a bachelor degree in Economics from the University of Central Lancashire, UK.

 Iain Anderson.  Mr. Anderson qualified as a Chartered Certified Accountant in 1993 whilst working for Touche Ross (now Deloitte) and received an MBA from Loughborough University in 1999.  Having initially worked in accounting practices in audit and accounting roles, he has since worked in industry for a number of businesses, including more than 20 years with American-owned companies.  These have included subsidiaries of publicly-owned corporations such as Hitachi, TriMas Corporation, Precision Castparts Corporation and Hospira Inc., with site and regional responsibility for group reporting and SOX compliance.  His current responsibilities include the preparation of accounting information, development of the internal control environment of the company and regulatory compliance.

Thomas Moore.  Mr. Moore is currently working as a management consultant, having built up three decades of experience in the accountancy and consultancy fields at leading accountancy firms including Grant Thornton, KPMG and Price Waterhouse. He is a practicing Chartered Tax Adviser and earned his first class Bachelor of Arts in French and Russian from the University of Northumbria, UK.

Dr. Salim Natha.  Dr. Natha is an Ophthalmic Surgeon serving as a Consultant for Wrightington Wigan and Leigh NHS Foundation Trust Hospital, a position he has held since October 1, 2001.  Dr. Natha graduated with honors from the University of Liverpool Medical School in 1992, and in 1997 became a Fellow of the Royal College of Ophthalmologists.

Timothy Johnson.  Mr. Johnson is currently a Director at Diagnostax Advisory, a digital management consultancy, and has built up a decade of insight and experience bringing new products and technologies to established markets. He is a practicing Chartered Tax Adviser and earned his first class Masters of Science in Mathematics and Physics from the University of Manchester, UK.

DESCRIPTION OF SECURITIES BEING OFFERED

Each investor who purchases securities offered hereby will receive, for each fixed combination purchased, one share of common stock and one warrant to purchase one share of common stock. The offering also includes shares of common stock issuable upon the exercise of the Warrants.

Common Stock

For a description of the common stock being offered hereby, please see “Description of Securities” in the accompanying base prospectus.

Warrants

In connection with this offering, we will issue up to _________ warrants each to purchase one share of common stock. The warrants will terminate on the five-year anniversary of the issuance date and have an initial cash exercise price of $_____ per share. Pursuant to a warrant agency agreement between us and Island Stock Transfer, LLC, as warrant agent, the warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The exercise price and the number of shares issuable upon exercise of the warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions.

Holders of the warrants may exercise their warrants to purchase common shares by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered two trading days after exercise of a warrant. In the event that the registration statement relating to such warrant shares is not effective, a holder of warrants will have the right to exercise the warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. The warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common shares issuable upon a cashless exercise of a warrant.

If, at any time the warrants are outstanding, we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares, then following such event, the holders of the warrants will be entitled to receive upon exercise of such warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants

Notwithstanding the foregoing, in the event of a fundamental transaction (other than certain fundamental transactions where the Company remains the surviving company) as described above, the holder may, subject to certain conditions, require the Company or a successor entity to purchase the warrant from the holder by paying to the holder an amount in cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the effective date of such change of control; provided, however, that, if the change of control is not within the Company's control, including not approved by the Company's board of directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such change of control, the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common shares in connection with the change of control, whether that consideration is in the form of cash, shares or any combination thereof, or whether the holders of common shares are given the choice to receive from among alternative forms of consideration in connection with the change of control.

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% (or, 9.99%, at the election of a holder prior to the date of issuance) of our common shares.

Except by virtue of such holder’s ownership of our common shares, the holder of a warrant will not possess any rights as a shareholder under the warrant until the holder exercises such warrant.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited. In addition, in the event our common share price does not exceed the per share exercise price of the Warrants during the period when the warrants are exercisable, the warrants will not have any value.

PLAN OF DISTRIBUTION

We engaged Dawson James Securities, Inc., referred to as “Dawson” or the “placement agent,” to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus supplement. Dawson is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of shares and warrants offered by us. Therefore, we may not sell the entire amount of shares and warrants being offered. Dawson may engage one or more sub-placement agents or selected dealers to assist with the offering. Dawson and its registered representative may participate in this offering on the same terms and conditions as the investors participating in this offering.

We have agreed to pay the placement agent a fee equal to eight percent (8%) of the gross proceeds raised in the offering, and to reimburse the placement agent’s road show, due diligence, legal and other expenses in an amount not to exceed (i) $50,000 if the gross proceeds raised in this offering is less than $5,000,000, and (ii) $75,000 if the gross proceeds raised in this offering is more than $5,000,000. In addition, we have agreed to reimburse the placement agent for “blue sky” fees and expenses in an amount not to exceed $25,000. The following table shows the per share and warrant and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per share and warrant	Total (1)

Public Offering Price	$	$
Placement agent commissions	$	$
Proceeds to us, before expenses	$	$

(1) Assumes completion of the maximum offering.

The estimated offering expenses payable by us are approximately $_______, which includes our legal and accounting costs and various other fees associated with registering and listing the securities offered hereby. Additionally, in the placement agency agreement, we will commit, among other items, not to issue additional securities for a period of 90 days. Our officers and directors have agreed with the placement agent to be subject to a lock-up period of 180 days following the date of this prospectus supplement. The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates. This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-27 of this prospectus supplement.

In addition, we have agreed to grant a unit purchase option to the placement agent to purchase _________ units consisting of shares of common stock and warrants equal to five percent (5%) of the aggregate number of shares and warrants sold to the investors in this offering. The unit purchase option will have the same terms as the units of shares of common stock and warrants offered hereby, except that such unit purchase option will have an exercise price of $____________ (125% of the public offering price per unit), terminate on the three-year anniversary of the effective date of this offering, provides for a cashless exercise provisions, will have piggy-back registration rights, and will not contain any price-based anti-dilution provisions.

The unit purchase option and the underlying securities are deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g), the unit purchase option, and the securities underlying the unit purchase option, shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

(i)	by operation of law or by reason of our reorganization;

(ii)
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

(iii)	if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered;

(iv)
that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or

(v)	the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have also agreed to pay Dawson a tail fee equal to the cash and warrant compensation set forth above if, at any time within nine (9) months after the consummation of this offering, we receive financing from any investor introduced to us by the placement agent, as well as investors who participate in this offering.  We are not obligated to pay a tail fee to Dawson on any financing received during such nine (9) month period from investors introduced by us to Dawson.

In the event this offering is consummated, if, at any time prior to _________, 2019 (the “ROFR Period”), we intend to undertake another offering of our equity securities or equity-linked securities (the “Second Offering”) of up to $20 million in gross proceeds, we shall grant Dawson the right of first refusal to act as lead managing underwriter or placement agent, and sole book runner, and only if Dawson accepts such role it shall be entitled to receive as its compensation at least 40% of all compensation payable to the underwriters or placement agents. If, during the ROFR Period, we intend to undertake a Second Offering in an amount in excess of $20 million in gross proceeds, we shall grant Dawson the right of first refusal to act as co- manager, and only if Dawson accepts such role, Dawson shall be entitled to receive as its compensation at least 20% of all compensation payable to the underwriters or placement agents. In the event a third offering is consummated within the ROFR Period, we shall grant Dawson the right of first refusal to act as co-manager in such third offering, and only if Dawson accepts such role Dawson shall be entitled to receive as its compensation at least 10% of all compensation payable to the underwriters or placement agents.

The public offering price of the shares are warrants we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of our common stock and warrants we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

We have agreed to indemnify the placement agent against certain liabilities under the Securities Act of 1933, as amended.

Listing and Transfer Agent

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol "NMRD" and the transfer agent and registrar for our common stock is Island Stock Transfer, Inc.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

Except for services provided in connection with this offering, the placement agent has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to "incorporate by reference" in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 12, 2018;
●	our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 9, 2018, and the quarter ended September 30, 2018, filed with the SEC on November 6, 2018;
●	our Current Reports on Form 8-K filed with the SEC on June 27, 2018, August 6, 2018 (as amended by our Current Report on Form 8-K/A filed with the SEC on August 9, 2018) and October 19, 2018;
●	the description of our common stock contained in our Form 8-A12B filed with the SEC on January 19, 2018, including any amendment or report filed for the purpose of updating that description; and
●
all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and before we stop offering the securities covered by this prospectus supplement and the accompanying base prospectus.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus supplement and the accompanying base prospectus and does not constitute a part hereof.

Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Advanced Technology Innovation Centre
Loughborough University Science and Enterprise Parks,
5 Oakwood Drive
Loughborough, Leicestershire LE11 3QF
 United Kingdom
Attn: Chief Financial Officer
00 44 1509 222912

In addition, you may access these filings on our website at www.nemauramedical.com. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.nemauramedical.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Loeb & Loeb LLP, New York, New York.  The underwriter is being represented by Schiff Hardin, LLP,  Washington, DC.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K filed on June 12, 2018, have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
NEMAURA MEDICAL, INC.

$87,500,000
Common Stock
Warrants
Debt Securities
Units
__________________

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants, or units having a maximum aggregate offering price of $87,500,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is quoted on the OTCBB under the symbol “NMRD.” Each prospectus supplement will contain information, where applicable, as to our quotation on OTCBB or listing on any securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
An investment in our common stock involves a high degree of risk. See the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q, as well as in any prospectus supplement related to these specific offerings.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 31, 2016

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $87,500,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”
In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to Nemaura Medical, Inc., a Nevada corporation and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference.  This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	warrants to purchase any of the securities listed above;
●	debt securities, in one or more series; and/or
●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $87,500,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

We perform medical device research and manufacturing of a continuous glucose monitoring system (“CGM”), named ‘sugarBEAT.’ The sugarBEAT device is a non-invasive, wireless device for use by persons with Type I and Type II diabetes, and may also be used to screen pre-diabetic patients. The sugarBEAT device extracts analytes, such as glucose, to the surface of the skin in a non-invasive manner where it is measured using unique sensors and the signal is processed and converted to glucose readings using algorithms. Our primary technology currently consists of  one CGM patch.. The original version of this technology consisted of a device designed for clinical use, which was directly connected to a patch containing a sensor. This device did not have any wireless methods of data transport and all data transport was using a USB cable. The clinical device has been further developed and is available in two variants for all future applications:

1.
The first of these variants consists of a patch containing a sensor that is applied to the skin. Glucose is extracted from the skin into the patch and the raw data is wirelessly sent to a reader. This reader may be a discrete hand held device specifically produced for the sugarBEAT or it may be a smart phone or smart watch. The reader processes the raw data using algorithms and presents these as glucose readings.

2.	The second variant consists of a watch-like device with a screen, and the device directly connects to the patch containing a sensor (using a wire) and provides direct glucose readings on the screen.

We have undertaken a CE approval, which is the process to achieve a mandatory conformity marking for the sugarBEAT device to allow it to be legally sold in the European Union. It is a manufacturers' declaration that the product meets the requirements of the applicable European laws.  In 2015 we applied to obtain the CE approval for our clinical CGM sugarBEAT system.  We were advised on February 25, 2016, that the review process for the CE application had been completed and the sugarBEAT device CE certification is in order for grant.

Our manufacturing processes are governed by ISO13485 quality systems, which also governs  the sale of medical devices.  Our three-year recertification audit was recently completed in February 2016.  As a result of the audit, we are required to complete within 60 days, certain observations related to the quality systems, in particular in relation to the recent relocation of our laboratory facilities to a new building on the same site. Upon completion of this exercise we will receive our re-certification for ISO13485/9001.  Consequently, the CE approval certificate will not be issued until the re-certification is completed.  We expect to complete the recertification no later than April 30, 2016.

Since our first CE mark application for sugarBEAT, we have created a new version of the CGM, variants 1 and 2 described above.  The new device iterations are as described above, as variant 1 and 2, with the two key differences being firstly the new devices are smaller than the first device produced, and secondly the new devices have wireless communication means in the form of Bluetooth. It is our intent to submit a new CE mark application by October 31, 2016 for both variants of the new device.  Although at this time we may not seek to commercially market and sell the initial sugarBeat device, we may continue to use it in clinics, or sell it as an introductory product in the event there are delays in securing CE approval of the variants for the new version of the CGM.

Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted diagnostic medical devices that improve disease monitoring, management and overall patient care. We plan to take the following steps to implement our broad business strategy.  Our key commercial strategies post- CE approval of the new variants 1 and 2 of the sugarBEAT will be as follows:

●
Develop our own specialty sales and marketing teams to market the sugarBEAT device in the European Union. We intend to develop specialty sales teams with our Joint Venture partner for the EU territory, for the distribution of our product in the European Economic Area, excluding the UK, Channel Islands, the Isle of Man and Republic of Ireland. We have a marketing license agreement for the UK and Republic of Ireland with DB Pharma (Jersey) Ltd. This agreement is in addition to the 50/50 joint venture agreement with the same party for product launch in all territories in the EU outside of the UK, Channel Islands, the Isle of Man and the Republic of Ireland.

●
Develop a Clinical and Commercialization Strategy for Product launch in the USA. In October 2015 we held a pre-submission meeting with the FDA and expect to hold a second meeting by mid June 2016 with the objective of ensuring that the FDA concurs with our proposed clinical strategy for a Premarket Approval Application, or PMA, submission. We then intend to conduct studies in the USA and submit our PMA within 18 months of the next FDA pre-submission meeting. In parallel we intend to investigate and develop the optimal product launch and commercialization strategy for the USA.

●
Expand the indications for which the sugarBEAT device may be used. We believe that the sugarBEAT device may offer other significant benefits other than those found in the non-acute setting for the monitoring of other diseases. This includes monitoring of lactic acid for performance athletics as well as critical care, and the monitoring of drugs for clinical study programs. Initial proof of concept will be completed in laboratory settings followed by a clinical program.

●
Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for the diagnosis of diabetes and other diseases. In addition we intend to license our product and acquire products and technologies that are consistent with our research and development and business focus and strategies.

Principal Executive Office
Our principal executive offices were located at Charnwood Building Holywell Park, Ashby Road, Loughborough, Leicestershire, United Kingdom. In August 2015 we relocated to a new-build facility within the same Science Park, The Advanced Technology Centre, Oakwood Drive, Loughborough, Leicestershire, LE113QF, UK. Our website is located at http://www.nemauramedical.com and our telephone number is +44 1509 222912 . Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Nemaura and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K for the year ended March 31, 2105,  which is incorporated herein by reference, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

We may not successfully achieve CE marking approval of our new device if (1) it does not meet the intended clinical outcomes of accuracy, precision, and other factors that would lead to clinical utility of the sugarBEAT system, (2) there are insurmountable technical issues with respect to the wireless communication methods of the new device, or (3) there are any changes in regulatory requirements to obtain approval.  If we fail to achieve CE marking approval, our ability to generate revenues on such device will be limited, which could result in a material adverse effect on our results of operations.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements that involve risks and uncertainties.  We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements.  Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to those risks identified under “Risk Factors” and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures and research and development expenditures, product launch, product inventory, establishment of sales and marketing teams, and potential new manufacture facilities. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;
•	warrants to purchase any of the securities listed above;
debt securities, in one or more series; and/or
•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, as may be amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of March 15, 2016, our authorized capital stock consists of 420,000,000 shares of common stock, par value $0.001 per share, of which 205,000,000 shares were issued and outstanding as of March 15, 2016. The authorized and unissued shares of common stock is available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock will have no preemptive, subscription, redemption or conversion rights.  The holders of our Common Stock do not have cumulative rights in the election of directors. The rights, preferences and privileges of holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any future series of preferred stock, which may be authorized and designated solely by action of our board of directors and issued in the future.

Our common stock is listed on the OTCBB under the symbol “NMRD.” The transfer agent and registrar for our common stock is Island Stock Transfer, Inc.

Warrants

As of March 15, 2016, we had warrants outstanding to purchase 10,000,000 shares of our common stock.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the Registration Statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock, the number or amount of shares of common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the Registration Statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the Registration Statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•	to evidence and provide for the acceptance of appointment by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•
to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust; and
•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and
•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•       the name or names of any underwriters, if, and if required, any dealers or agents;

•       the purchase price of the securities and the proceeds we will receive from the sale;

•       any underwriting discounts and other items constituting underwriters’ compensation;

•       any discounts or concessions allowed or re-allowed or paid to dealers; and

•       any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•       a fixed price or prices, which may be changed;

•       market prices prevailing at the time of sale;

•       prices related to such prevailing market prices; or

•       negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as quoted on the OTCBB. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Nevada law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb, Los Angeles, California.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2015, have been audited by GHP Horwath, P.C., an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any subsequent prospectus supplements do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at  http://www.nemauramedical.com.  Our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
We have elected to incorporate certain information by reference into this prospectus.  By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:
•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2015;
•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 2015, September 30, 2015 and December 31, 2015; and
•	Our Current Reports on Form 8-K as filed on December 2, 2015 and March 17, 2015.
We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) after the date of the initial filing of the Registration Statement that contains this prospectus and prior to effectiveness or after such effectiveness but prior to the termination of the offering (except in each case the information contained in such document to the extent “furnish” and not “filed”).
You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Chief Financial Officer, Nemaura Medical, Inc.  Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom or visiting our website at  http://www.nemauramedical.com.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus

              Shares Common Stock and
Warrants to Purchase _______ Shares of Common Stock

NEMAURA MEDICAL, INC.

PROSPECTUS SUPPLEMENT

DAWSON JAMES SECURITIES, INC.

 , 2018